Registration No. 333-52553


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933



                           HEALTH FITNESS CORPORATION
             (Exact name of registrant as specified in its charter)

        Minnesota                                       41-1580506
(State of incorporation)                   (I.R.S. Employer Identification No.)

                         3500 W. 80th Street, Suite 130
                          Bloomington, Minnesota 55431
              (Address of principal executive office and zip code)


                               Loren S. Brink, CEO
                           Health Fitness Corporation
                         3500 W. 80th Street, Suite 130
                          Bloomington, Minnesota 55431
                                 (612) 831-6830
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:
                               John F. Wurm, Esq.
                            Fredrikson & Byron, P.A.
                       900 Second Avenue South, Suite 1100
                          Minneapolis, Minnesota 55402
                                 (612) 347-7000



This document contains 3 sequentially numbered pages; no exhibit index.


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         This Post-Effective Amendment No. 1 is being filed to de-register
3,862,047 shares of Common Stock of Health Fitness Corporation (the "Registrant"). Such shares were registered under a Registration Statement on Form S-3, Reg. No. 333-52553, for sale by certain shareholders of the Registrant. This Post-Effective Amendment No. 1 is being filed in accordance with the Registrant's undertaking set forth in Part II, Item 17(a)(3) of the Registration Statement.



                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington and State of Minnesota, on the 19th day of February, 1999.


                                        Health Fitness Corporation


                                        By: /s/ Loren S. Brink
                                        Loren S. Brink
                                        President and Chief Executive Officer
                                        (Principal Executive Officer)



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures             Title                                   Date


/s/ Loren S. Brink     President and Chief Executive Officer   February 19, 1999
Loren S. Brink

       *               Chairman of the Board, Chief Financial  February 19, 1999
Charles E. Bidwell     Officer, Secretary and Treasurer

       *               Director                                February 19, 1999
William T. Simonet, M.D.


       *               Director                                February 19, 1999
Robert K. Spinner

                       Director
Susan DeNuccio


*By /s/ Loren S. Brink
    Loren S. Brink as attorney-in-fact
    pursuant to power of attorney
    filed May 13, 1998